EXHIBIT 99

================================================================================
                             CHEMED CORPORATION AND
                              SUBSIDIARY COMPANIES



                                      Index

                                                                        Page No.
                                                                        --------
PART I.  FINANCIAL INFORMATION:
    Item 1.  Financial Statements
               Unaudited Consolidated Balance Sheet -
                 March 31, 2007 and December 31, 2006                       2

               Unaudited Consolidated Statement of Income -
                 Three months ended March 31, 2007 and 2006                 3

               Unaudited Consolidated Statement of Cash Flows -
                 Three months ended March 31, 2007 and 2006                 4

               Notes to Unaudited Financial Statements                      5

                                                                      Exhibit 99

                          PART I. FINANCIAL INFORMATION
                          Item 1. Financial Statements
                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                 (in thousands except share and per share data)


                                                                   March 31,      December 31,
                                                                     2007            2006
                                                                 -------------   -------------
ASSETS
   Current assets
       Cash and cash equivalents                                 $     30,137    $     29,274
       Accounts receivable less allowances of $10,392
         (2006 - $10,180)                                              85,211          93,086
       Inventories                                                      6,752           6,578
       Current deferred income taxes                                   21,595          17,789
       Current assets of discontinued operations                            -           5,418
       Prepaid expenses and other current assets                        9,110           9,968
                                                                 -------------   -------------
           Total current assets                                       152,805         162,113
   Investments of deferred compensation plans held in trust            27,736          25,713
   Note receivable                                                     14,701          14,701
   Properties and equipment, at cost, less accumulated
    depreciation of $80,233  (2006 - $77,107)                          69,295          70,140
   Identifiable intangible assets less accumulated
    amortization of $14,211  (2006 - $13,201)                          68,205          69,215
   Goodwill                                                           435,040         435,050
   Noncurrent assets of discontinued operations                             -             287
   Other assets                                                        16,194          16,068
                                                                 -------------   -------------
             Total Assets                                        $    783,976    $    793,287
                                                                 =============   =============

LIABILITIES
   Current liabilities
       Accounts payable                                          $     55,272    $     49,744
       Current portion of long-term debt                                  164             209
       Income taxes                                                     9,410           6,765
       Accrued insurance                                               39,889          38,457
       Accrued compensation                                            29,110          35,990
       Current liabilities of discontinued operations                       -          12,215
       Other current liabilities                                       26,653          22,684
                                                                 -------------   -------------
           Total current liabilities                                  160,498         166,064
   Deferred income taxes                                               24,970          26,301
   Long-term debt                                                     150,235         150,331
   Deferred compensation liabilities                                   27,157          25,514
   Other liabilities                                                    5,382           3,716
                                                                 -------------   -------------
             Total liabilities                                        368,242         371,926
                                                                 -------------   -------------

STOCKHOLDERS' EQUITY
   Capital stock - authorized 80,000,000 shares $1 par; issued
    29,035,918 shares  (2006 - 28,849,918 shares)                      29,036          28,850
   Paid-in capital                                                    260,641         252,639
   Retained earnings                                                  234,914         215,517
   Treasury stock - 3,735,608 shares (2006 - 3,023,635 shares),
    at cost                                                          (111,293)        (78,064)
   Deferred compensation payable in Company stock                       2,436           2,419
                                                                 -------------   -------------
             Total Stockholders' Equity                               415,734         421,361
                                                                 -------------   -------------
             Total Liabilities and Stockholders' Equity          $    783,976    $    793,287
                                                                 =============   =============

            See accompanying notes to unaudited financial statements.

                                                                      Exhibit 99

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                      (in thousands, except per share data)


                                                                  Three Months Ended March 31,
                                                                 -----------------------------
                                                                      2007            2006
                                                                 -------------   -------------
Continuing operations
   Service revenues and sales                                    $    270,439    $    243,921
                                                                 -------------   -------------
   Cost of services provided and goods sold
     (excluding depreciation)                                         188,247         176,035
   Selling, general and administrative expenses                        48,070          38,454
   Depreciation                                                         4,715           4,132
   Amortization                                                         1,315           1,296
   Other operating income                                              (1,138)              -
                                                                 -------------   -------------
       Total costs and expenses                                       241,209         219,917
                                                                 -------------   -------------
       Income from operations                                          29,230          24,004
   Interest expense                                                    (3,742)         (5,345)
   Loss on extinguishment of debt                                           -            (430)
   Other income--net                                                      869           1,495
                                                                 -------------   -------------
       Income before income taxes                                      26,357          19,724
   Income taxes                                                       (10,136)         (7,686)
                                                                 -------------   -------------
       Income from continuing operations                               16,221          12,038
Discontinued operations, net of income taxes                                -             177
                                                                 -------------   -------------
Net income                                                       $     16,221    $     12,215
                                                                 =============   =============


Earnings Per Share
   Income from continuing operations                             $       0.63    $       0.46
                                                                 =============   =============
   Net income                                                    $       0.63    $       0.47
                                                                 =============   =============
   Average number of shares outstanding                                25,716          26,044
                                                                 =============   =============

Diluted Earnings Per Share
   Income from continuing operations                             $       0.62    $       0.45
                                                                 =============   =============
   Net income                                                    $       0.62    $       0.46
                                                                 =============   =============
   Average number of shares outstanding                                26,162          26,723
                                                                 =============   =============

Cash Dividends Per Share                                         $       0.06    $       0.06
                                                                 =============   =============

            See accompanying notes to unaudited financial statements.

                                                                      Exhibit 99

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                      Three Months Ended
                                                                           March 31,
                                                                 ------------------------------
                                                                      2007            2006
                                                                 -------------   -------------
Cash Flows from Operating Activities
   Net income                                                    $     16,221    $     12,215
   Adjustments to reconcile net income to net cash provided/
    (used) by operating activities:
       Depreciation and amortization                                    6,030           5,428
       Noncash long-term incentive compensation                         4,719               -
       Provision for uncollectible accounts receivable                  2,084           2,012
       Amortization of debt issuance costs                                455             444
       Provision for deferred income taxes                               (345)         (1,292)
       Write off of unamortized debt issuance costs                         -             430
       Discontinued operations                                              -            (177)
       Changes in operating assets and liabilities, excluding
        amounts acquired in business combinations
               Decrease in accounts receivable                          5,275          19,638
               Increase in inventories                                   (174)           (225)
               Decrease in prepaid expenses and other current
                assets                                                    858             901
               Decrease in accounts payable and other current
                liabilities                                            (9,091)        (13,460)
               Increase in income taxes                                 9,538           8,704
               Increase in other assets                                (2,102)         (1,917)
               Increase in other liabilities                            2,218           1,051
       Excess tax benefit on share-based compensation                    (611)         (3,289)
       Other uses                                                        (375)            (49)
                                                                 -------------   -------------
           Net cash provided by continuing operations                  34,700          30,414
           Net cash provided by discontinued operations                     -           2,326
                                                                 -------------   -------------
           Net cash provided by operating activities                   34,700          32,740
                                                                 -------------   -------------
Cash Flows from Investing Activities
   Capital expenditures                                                (5,764)         (3,852)
   Net uses from the sale of discontinued operations                   (3,876)         (1,684)
   Proceeds from sales of property and equipment                        2,975              65
   Business combinations, net of cash acquired                            (62)           (384)
   Other uses                                                            (299)           (305)
                                                                 -------------   -------------
           Net cash used by investing activities                       (7,026)         (6,160)
                                                                 -------------   -------------
Cash Flows from Financing Activities
   Purchases of treasury stock                                        (24,199)         (2,318)
   Increase in cash overdrafts payable                                 (1,608)            786
   Dividends paid                                                      (1,555)         (1,572)
   Excess tax benefit on share-based compensation                         611           3,289
   Repayment of long-term debt                                           (141)        (84,497)
   Issuance of capital stock, net of costs                                130           2,360
   Net increase in revolving line of credit                                 -          44,000
   Debt issuance costs                                                      -            (150)
   Other sources/(uses)                                                   (49)             57
                                                                 -------------   -------------
           Net cash used by financing activities                      (26,811)        (38,045)
                                                                 -------------   -------------
Increase/(Decrease) in Cash and Cash Equivalents                          863         (11,465)
Cash and cash equivalents at beginning of year                         29,274          57,133
                                                                 -------------   -------------
Cash and cash equivalents at end of period                       $     30,137    $     45,668
                                                                 =============   =============

            See accompanying notes to unaudited financial statements.

                                                                      Exhibit 99

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     Notes to Unaudited Financial Statements

1.  Basis of Presentation
         As used herein, the terms "We," "Company" and "Chemed" refer to Chemed Corporation or Chemed Corporation and its consolidated subsidiaries.

         We have prepared the accompanying unaudited consolidated financial statements of Chemed in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, we have omitted certain disclosures required under generally accepted accounting principles in the United States for complete financial statements. However, in our opinion, the financial statements presented herein contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position, results of operations and cash flows. These financial statements are prepared on the same basis as and should be read in conjunction with the Consolidated Financial Statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2006. Certain 2006 amounts have been reclassified to conform with current period presentation in the balance sheet and statement of income primarily related to the presentation of the discontinued operations of our Phoenix hospice program.

2.   Capital Stock Transactions
         In July 2006, we announced a $50 million on-going stock repurchase program. Our previous stock repurchase program, approved in February 2000, had remaining authorization of $8 million. For the three months ended March 31, 2007 we repurchased 626,079 shares at a weighted average cost of $46.76 per share. There were no shares repurchased during the three months ended March 31, 2006.

         On May 15, 2006, our shareholders approved an amendment to our Certificate of Incorporation increasing the number of authorized shares of capital stock from 40 million shares to 80 million shares.

3.   Revenue Recognition
         Both the VITAS segment and Roto-Rooter segment recognize service revenues and sales when the earnings process has been completed. Generally, this occurs when services are provided or products are delivered. VITAS recognizes revenue at the estimated realizable amount due from third-party payers. Medicare payments are subject to certain caps, as described further below.

         We actively monitor each of our hospice programs, by provider number, as to their specific admission, discharge rate and median length of stay data in an attempt to determine whether they are likely to exceed the annual per-beneficiary Medicare cap ("Medicare cap"). Should we determine that revenues for a program are likely to exceed the Medicare cap based on projected trends, we attempt to institute corrective action to influence the patient mix or to increase patient admissions. However, should we project our corrective action will not prevent that program from exceeding its Medicare cap, we estimate the amount of revenue recognized during the period that will require repayment to the Federal government under the Medicare cap and record the amount as a reduction to patient revenue. The Medicare cap measurement period is from September 29 through September 28 of the following year for admissions and from November 1 through October 31 of the following year for revenue. As of the date of this filing for the 2007 measurement period, no programs have a required Medicare billing reduction. Our current estimates for the projected full year 2007 measurement period anticipate no programs with a Medicare cap billing limitation. Therefore, no revenue reduction for Medicare cap has been recorded for the quarter ended March 31, 2007. Additionally, we recorded approximately $472,000 in November and December 2006 related to estimated billing limitations for the 2007 measurement period. That amount was reversed during the first quarter of 2007.

                                                                      Exhibit 99

4.   Segments
         Service revenues and sales and aftertax earnings by business segment are as follows (in thousands):

                                                   Three months ended
                                                       March 31,
                                            ------------------------------
                                                 2007            2006
                                            --------------  --------------
         Service Revenues and Sales
         --------------------------
         VITAS                              $     184,049   $     166,057
         Roto-Rooter                               86,390          77,864
                                            --------------  --------------
                        Total               $     270,439   $     243,921
                                            ==============  ==============

         Aftertax Earnings
         -----------------
         VITAS                              $      14,987   $      10,680
         Roto-Rooter                                9,486           7,201
                                            --------------  --------------
                        Total                      24,473          17,881
         Corporate                                 (8,252)         (5,843)
         Discontinued operations                        -             177
                                            --------------  --------------
                        Net income          $      16,221   $      12,215
                                            ==============  ==============

5.   Patient Care Notes Receivable
         We have notes receivable of $14.7 million from Patient Care, Inc. related to our sale of this subsidiary in 2002. In February 2007, the parties amended the terms of the promissory notes receivable. The amended notes are due October 2009. The interest on the notes receivable is the higher of Patient Care's current floating rate plus 2% or 11.5% per year. Interest payments are due quarterly. As of March 31, 2007, Patient Care is current on all interest payments related to these notes.

6.   Earnings per Share
         Earnings per share are computed using the weighted average number of shares of capital stock outstanding. Earnings and diluted earnings per share for 2007 and 2006 are computed as follows (in thousands, except per share data):

                                       Income from Continuing Operations                  Net Income
                                     -------------------------------------- --------------------------------------
       For the Three Months Ended                                Earnings                               Earnings
               March 31,                Income       Shares     per Share      Income       Shares     per Share
     ------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
     2007
       Earnings                      $    16,221       25,716  $      0.63  $    16,221       25,716  $      0.63
                                                               ============                           ============
       Dilutive stock options                  -          386                         -          386
       Nonvested stock awards                  -           60                         -           60
                                     ------------ ------------              ------------ ------------
           Diluted earnings          $    16,221       26,162  $      0.62  $    16,221       26,162  $      0.62
                                     ============ ============ ============ ============ ============ ============

     2006
       Earnings                      $    12,038       26,044  $      0.46  $    12,215       26,044  $      0.47
                                                               ============                           ============
       Dilutive stock options                  -          590                         -          590
       Nonvested stock awards                  -           89                         -           89
                                     ------------ ------------              ------------ ------------
           Diluted earnings          $    12,038       26,723  $      0.45  $    12,215       26,723  $      0.46
                                     ============ ============ ============ ============ ============ ============

7.   Other Operating Income
         During the first quarter of 2007, we completed the sale of Roto-Rooter's call center in Florida. The proceeds from the sale were approximately $3.0 million, which resulted in a pretax gain of $1.1 million. The gain was recorded in other income from operations in the accompanying consolidated statement of income.

                                                                      Exhibit 99

8.   Other Income -- Net
         Other income -- net comprises the following (in thousands):

                                                   Three months ended
                                                       March 31,
                                            ------------------------------
                                                 2007            2006
                                            --------------  --------------
         Interest income                    $         767   $         973
         (Loss)/gain on trading investments
          of employee benefit trust
                                                      212             493

         Other - net                                 (110)             29
                                            --------------  --------------
           Total other income               $         869   $       1,495
                                            ==============  ==============

9.   Other Current Liabilities
        Other current liabilities as of March 31, 2007 and December 31, 2006 consist of the following (in thousands):

                                                 2007            2006
                                            --------------  --------------
         Accrued legal settlements          $       1,859   $       1,889

         Accrued divestiture expenses               2,618           2,612

         Accrued Medicare cap estimate              9,503           3,373
         Other                                     12,673          14,810
                                            --------------  --------------

           Total other current liabilities  $      26,653   $      22,684
                                            ==============  ==============

         Accrued Medicare cap as of March 31, 2007 includes $6.6 million related to our Phoenix program that was sold in November 2006. This amount was recorded in current liabilities from discontinued operations as of December 31, 2006.

10.  2002 Executive Long-Term Incentive Plan
         In February 2007, we met the cumulative earnings target specified in the 2002 Long-Term Incentive Plan (LTIP) and on March 9, 2007, the Compensation/Incentive Committee of the Board of Directors approved a stock grant of 100,000 shares and the related allocation to participants. The pre-tax cost of the stock grant was $5.4 million and is included in selling, general and administrative expenses in the accompanying consolidated statement of income. No market price components of the LTIP were reached during the three months ended March 31, 2007 or 2006.


11.  Long-term Debt and Extinguishment of Debt
         On March 31, 2006, we repaid in full our $84.4 million term loan with JPMorgan Chase Bank. The term loan was paid with $40.4 million of cash on hand and the remainder with a draw on our revolving credit facility. At that time, we also amended the $175 million revolving credit facility with JPMorgan Chase Bank to reduce the commitment and annual fees and to reduce the floating interest rate by approximately 50 basis points. The interest rate of the amended revolving credit agreement is LIBOR plus 1.25%. The amended revolving credit facility also includes an "accordion" feature that allows us the opportunity to expand the facility by $50 million. In connection with the repayment of the term loan, we recorded a write-off of unamortized debt issuance costs of $430,000.

         We are in compliance with all debt covenants as of March 31, 2007. We have issued $33.3 million in standby letters of credit as of March 31, 2007 mainly for insurance purposes. Issued letters of credit reduce our available credit under the revolving credit agreement. As of March 31, 2007, the Company has approximately $141.7 million of unused lines of credit available and eligible to be drawn down under its revolving credit facility, excluding the accordion feature.

         See Note 19 for discussion of significant changes to our capitalization structure subsequent to March 31, 2007.

12.  Loans Receivable from Independent Contractors
         The Roto-Rooter segment sublicenses with approximately sixty-one independent contractors to operate certain plumbing repair and drain cleaning businesses in lesser-populated areas of the United States and Canada. As of March 31, 2007, we had notes receivable from its independent contractors totaling $1.8 million (December 31, 2006-$1.9 million). In most cases these loans are fully or partially secured by equipment owned by the contractor. The interest rates on the loans range from 5% to 8% per annum and the remaining terms of the loans range from two months to 5.4 years at March 31, 2007. During the quarter ended March 31, 2007, we recorded revenues of $5.4 million (2006-$5.0 million) and pretax profits of $2.5 million (2006-$2.0 million) from our independent contractors.

                                                                      Exhibit 99

         We have adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 46R "Consolidation of Variable Interest Entities--an interpretation of Accounting Research Bulletin No. 51 (revised)" ("FIN 46R") relative to our contractual relationships with the independent contractors. FIN 46R requires the primary beneficiary of a Variable Interest Entity ("VIE") to consolidate the accounts of the VIE. We have evaluated our relationships with our independent contractors based upon guidance provided in FIN 46R and have concluded that some of the contractors who have loans payable to us may be VIE's. We believe consolidation, if required, of the accounts of any VIE's for which we might be the primary beneficiary would not materially impact our financial position, results of operations or cash flows.

13.  Pension and Retirement Plans
         All of the Company's plans that provide retirement and similar benefits are defined contribution plans. Expenses for the Company's pension and profit-sharing plans, ESOP's, excess benefit plans and other similar plans were $3.6 million and $2.4 million for the three months ended March 31, 2007 and 2006, respectively.

14.  Litigation
         Like other large California employers, our VITAS subsidiary faces allegations of purported class-wide wage and hour violations. It was party to a class action lawsuit filed in the Superior Court of California, Los Angeles County, in April of 2004 by Ann Marie Costa, Ana Jimenez, Mariea Ruteaya and Gracetta Wilson ("Costa"). This case alleged failure to pay overtime wages for hours worked "off the clock" on administrative tasks, including voicemail retrieval, time entry, travel to and from work, and pager response. This case also alleged VITAS failed to provide meal and break periods to a purported class of California nurses, home health aides and licensed clinical social workers. The case also sought payment of penalties, interest, and Plaintiffs' attorney fees. VITAS contested these allegations. During 2006, we reached a tentative settlement and on June 26, 2006, the court granted final approval of the settlement ($19.9 million).

         VITAS is party to a class action lawsuit filed in the Superior Court of California, Los Angeles County, in September 2006 by Bernadette Santos, Keith Knoche and Joyce White ("Santos"). This case, filed by the Costa case Plaintiffs' counsel, makes similar allegations of failure to pay overtime and failure to provide meal and rest periods to a purported class of California admissions nurses, chaplains and sales representatives. The case likewise seeks payment of penalties, interest and Plaintiffs' attorney fees. VITAS contests these allegations. The lawsuit is in its early stage and we are unable to estimate our potential liability, if any, with respect to these allegations.

         Regardless of outcome, defense of litigation adversely affects us through defense costs, diversion of our time and related publicity. In the normal course of business, we are a party to various claims and legal proceedings. We record a reserve for these matters when an adverse outcome is probable and the amount of the potential liability is reasonably estimable.

15.  OIG Investigation
         On April 7, 2005, we announced the Office of Inspector General ("OIG") for the Department of Health and Human Services served VITAS with civil subpoenas relating to VITAS' alleged failure to appropriately bill Medicare and Medicaid for hospice services. As part of this investigation, the OIG selected medical records for 320 past and current patients from VITAS' three largest programs for review. It also sought policies and procedures dating back to 1998 covering admissions, certifications, recertifications and discharges. During the third quarter of 2005 and again in May 2006, the OIG requested additional information from us. A qui tam complaint has been filed in U.S. District Court for the Southern District of Florida. We are conferring with the U.S. Attorney regarding our defenses to the complaint allegations. The U.S. Attorney has not decided whether to intervene in the qui tam action. We have incurred pretax expense related to complying with OIG requests and defending the litigation of $66,000 and $132,000 for the three months ended March 31, 2007 and 2006, respectively.

         The government continues to investigate the complaint's allegations, against which VITAS is presently defending. We are unable to predict the outcome of this matter or the impact, if any, that the investigation may have on the business, results of operations, liquidity or capital resources. Regardless of outcome, responding to the subpoenas and defending the litigation can adversely affect us through defense costs, diversion of our time and related publicity.

                                                                      Exhibit 99

16.  Related Party Agreement
         In October 2004, VITAS entered into a pharmacy services agreement ("Agreement") with Omnicare, Inc. ("OCR") whereby OCR will provide specified pharmacy services for VITAS and its hospice patients in geographical areas served by both VITAS and OCR. The Agreement has an initial term of three years that renews automatically thereafter for one-year terms. Either party may cancel the Agreement at the end of any term by giving written notice at least 90 days prior to the end of said term. In June 2004, VITAS entered into a pharmacy services agreement with excelleRx. The agreement has a one-year term and automatically renews unless either party provides a 90-day written termination notice. Subsequent to June 2004, OCR acquired excelleRx. Under both agreements, VITAS made purchases of $8.2 million and $6.7 for three months ended March 31, 2007 and 2006, respectively and has accounts payable of $3.6 million at March 31, 2007. Mr. E. L. Hutton is non-executive Chairman of the Board and a director of the Company and OCR. Mr. Joel F. Gemunder, President and Chief Executive Officer of OCR, Mr. Charles H. Erhart, Jr. and Ms. Sandra Laney are directors of both OCR and the Company. Mr. Kevin J. McNamara, President, Chief Executive Officer and a director of the Company, is a director emeritus of OCR. We believe that the terms of these agreements are no less favorable to VITAS than we could negotiate with an unrelated party.

17.  Cash Overdrafts Payable
         Included in accounts payable at March 31, 2007 are cash overdrafts payable of $9.0 million (December 31, 2006 - $10.6 million).

18.  Uncertain Tax Positions
         On January 1, 2007, we adopted FASB Interpretation No. 48 (FIN 48), "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109", which prescribes a comprehensive model for how to recognize, measure, present and disclose in financial statements uncertain tax positions taken or expected to be taken on a tax return. Upon adoption of FIN 48, the financial statements reflect expected future tax consequences of such uncertain positions assuming the taxing authorities' full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements and introduces an annual, tabular roll-forward of the unrecognized tax benefits.

         The cumulative effect upon adoption of FIN 48 was to reduce our accrual for uncertain tax positions by approximately $4.7 million, which has been recorded in retained earnings as of January 1, 2007 in the accompanying consolidated balance sheet. After adoption, we had approximately $1.2 million in unrecognized tax benefits. The majority of this amount would affect our effective tax rate, if recognized in a future period. The years ended December 31, 2003 and forward remain open for review for Federal income tax purposes at Chemed and Roto-Rooter. For VITAS, fiscal years beginning after February 24, 2004 (the date of acquisition) remain open for review for Federal income tax purposes. The earliest open year relating to any of our material state jurisdictions is the fiscal year ended December 31, 2002. During the next twelve months, we anticipate that the amount of unrecognized tax benefits will decrease by approximately $150,000 to $200,000 in total due to normal quarterly provisions and releases upon expiration of certain statutes of limitation.

          As permitted by FIN 48, we reclassified interest related to our accrual for uncertain tax positions to separate interest accounts. We believe this change in accounting method is preferable as it more accurately classifies the impact of interest in our consolidated balance sheet and consolidated statement of income. As of March 31, 2007, we have approximately $166,000 accrued in interest related to uncertain tax positions. These accruals are included in other current liabilities in the accompanying consolidated balance sheet. For the three months ended March 31, 2007, we have recorded approximately $14,000 for interest related to uncertain tax positions in interest expense in the accompanying consolidated statement of income.

19.  Subsequent Events
         On April 4, 2007, we issued a contingent bond redemption notice regarding the $150 million, 8 3/4% senior notes due in 2011. The redemption is being made pursuant to the terms of the indenture dated February 24, 2004 at a redemption price of 104.375% of the principal amount plus accrued but unpaid interest. This redemption notice was contingent upon the completion of the new credit facility discussed in the next paragraph. The senior notes are redeemable on or after May 4, 2007. We expect to write-off approximately $4.8 million in deferred debt costs related to the senior notes. We will also incur a $6.5 million charge related to the 4.375% premium to be paid upon redemption. These amounts will be recorded in the second quarter of 2007.

         On May 2, 2007, we entered into a new senior secured credit facility with JPMorgan Chase Bank (the "2007 Facility") to replace our existing credit facility. The 2007 Facility includes a $100 million term loan, a $175 million revolving credit facility and a $100 million expansion feature. The facility has a 5-year maturity with principal payments on the term loan due quarterly and on the revolving credit facility due at maturity. Interest is payable quarterly at a floating rate equal to our choice of various indexes plus a specified margin based on our leverage ratio. The interest rate at the inception of the agreement is LIBOR plus 0.875%. In connection with replacing our existing credit facility, we will write-off approximately $2.3 million in the second quarter of 2007 related to deferred debt costs.

                                                                      Exhibit 99

         On April 26, 2007, our Board of Directors authorized a $150 million stock repurchase program. Our $50 million stock repurchase program, authorized in July 2006, has approximately $13.6 million remaining as of March 31, 2007.

20.  Recent Accounting Statements
         In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"), which permits an entity to measure certain financial assets and financial liabilities at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the entire instrument. The fair value election is irrevocable unless a new election date occurs. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. We are currently evaluating the impact SFAS 159 will have on our financial condition and results of operations, if any.

         In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"), which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles (GAAP). It sets a common definition of fair value to be used throughout GAAP. The new standard is designed to make the measurement of fair value more consistent and comparable and improve disclosures about those measures. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact SFAS 157 will have on our financial condition and results of operations.

                                                                      Exhibit 99

21.  Guarantor Subsidiaries -Subsequent Event
         Our 1.875% Senior Convertible Notes issued on May 14, 2007, as described in our Form 10-Q filing for the quarter ended June 30, 2007, are fully and unconditionally guaranteed on an unsecured, joint and severally liable basis by certain of our 100% owned subsidiaries. The equity method has been used with respect to the parent company's (Chemed) investment in subsidiaries. No consolidating adjustments column is presented for the condensed consolidating statement of cash flow since there were no significant consolidating adjustments for the periods presented. The following unaudited, condensed, consolidating financial data presents the composition of the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries as of March 31, 2007 and December 31, 2006 and for the periods ended March 31, 2007 and 2006 (in thousands):

                                           Condensed Consolidating Balance Sheet
                                           -------------------------------------

                                                                                    Non-
March 31, 2007                                                     Guarantor      Guarantor    Consolidating
--------------                                       Parent      Subsidiaries   Subsidiaries    Adjustments   Consolidated
                                                  -------------  -------------  -------------  -------------  -------------
ASSETS
Cash and cash equivalents                         $     25,767   $     (1,543)  $      5,913   $          -   $     30,137
Accounts receivable, less allowances                     1,891         82,744            576              -         85,211
Intercompany receivables                                59,884              -              -        (59,884)             -
Inventories                                                  -          6,174            578              -          6,752
Current deferred income taxes                            1,504         19,905            186              -         21,595
Prepaid expenses and other current assets                  798          8,227             85              -          9,110
                                                  -------------  -------------  -------------  -------------  -------------
   Total current assets                                 89,844        115,507          7,338        (59,884)       152,805
                                                  -------------  -------------  -------------  -------------  -------------
Investments of deferred compensation plans held
 in trust                                               12,918         14,818              -              -         27,736
Note receivable                                         14,701              -              -              -         14,701
Properties and equipment, at cost, less
 accumulated depreciation                                4,548         62,961          1,786              -         69,295
Identifiable intangible assets less accumulated
 amortization                                                -         68,204              1              -         68,205
Goodwill                                                     -        430,681          4,359              -        435,040
Other assets                                            12,833          2,654            707              -         16,194
Investments in subsidiaries                            454,592          9,415              -       (464,007)             -
                                                  -------------  -------------  -------------  -------------  -------------
       Total assets                               $    589,436   $    704,240   $     14,191   $   (523,891)  $    783,976
                                                  =============  =============  =============  =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                  $      6,244   $     48,531   $        497   $          -   $     55,272
Intercompany payables                                        -         57,829          2,055        (59,884)             -
Current portion of long-term debt                            -            164              -              -            164
Income taxes                                            (1,884)        10,426            868              -          9,410
Accrued insurance                                        2,824         37,065              -              -         39,889
Accrued salaries and wages                               1,222         27,336            552              -         29,110
Other current liabilities                                6,351         20,074            228              -         26,653
Deferred income taxes                                   (7,381)        31,945            406              -         24,970
Long-term debt                                         150,000            235              -              -        150,235
Deferred compensation liabilities                       13,048         14,109              -              -         27,157
Other liabilities                                        3,278          1,934            170              -          5,382
Stockholders' equity                                   415,734        454,592          9,415       (464,007)       415,734
                                                  -------------  -------------  -------------  -------------  -------------
   Total liabilities and stockholders' equity     $    589,436   $    704,240   $     14,191   $   (523,891)  $    783,976
                                                  =============  =============  =============  =============  =============

                                                                      Exhibit 99

                                                                                    Non-
December 31, 2006                                                  Guarantor      Guarantor    Consolidating
-----------------                                    Parent      Subsidiaries   Subsidiaries    Adjustments   Consolidated
                                                  -------------  -------------  -------------  -------------  -------------
ASSETS
Cash and cash equivalents                         $     25,258   $     (1,314)  $      5,330   $          -   $     29,274
Accounts receivable, less allowances                     1,547         91,065            474              -         93,086
Intercompany receivables                                84,784              -              -        (84,784)             -
Inventories                                                  -          6,169            409              -          6,578
Current deferred income taxes                             (117)        17,591            315              -         17,789
Current assets of discontinued operations                    -          5,418              -              -          5,418
Prepaid expenses and other current assets                  809          9,087             72              -          9,968
                                                  -------------  -------------  -------------  -------------  -------------
   Total current assets                                112,281        128,016          6,600        (84,784)       162,113
                                                  -------------  -------------  -------------  -------------  -------------
Investments of deferred compensation plans held
 in trust                                               12,214         13,499              -              -         25,713
Note receivable                                         14,701              -              -              -         14,701
Properties and equipment, at cost, less
 accumulated depreciation                                6,412         62,023          1,705              -         70,140
Identifiable intangible assets less
 accumulated amortization                                    -         69,213              2              -         69,215
Goodwill                                                     -        430,671          4,379              -        435,050
Noncurrent assets of discontinued operations                 -            287              -              -            287
Other assets                                            12,845          2,514            709              -         16,068
Investments in subsidiaries                            430,399          8,628              -       (439,027)             -
                                                  -------------  -------------  -------------  -------------  -------------
       Total assets                               $    588,852   $    714,851   $     13,395   $   (523,811)  $    793,287
                                                  =============  =============  =============  =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                  $       (189)  $     49,502   $        431  $           -   $     49,744
Intercompany payables                                        -         84,036            748        (84,784)             -
Current portion of long-term debt                            -            209              -              -            209
Income taxes                                            (5,906)        11,680            991              -          6,765
Accrued insurance                                        2,938         35,519              -              -         38,457
Accrued salaries and wages                               2,530         32,731            729              -         35,990
Current liabilities of discontinued
 operations                                                  -         12,215              -              -         12,215
Other current liabilities                                9,568         11,715          1,401              -         22,684
Deferred income taxes                                   (6,946)        32,780            467              -         26,301
Long-term debt                                         150,000            331              -              -        150,331
Deferred compensation liabilities                       12,247         13,267              -              -         25,514
Other liabilities                                        3,249            467              -              -          3,716
Stockholders' equity                                   421,361        430,399          8,628       (439,027)       421,361
                                                  -------------  -------------  -------------  -------------  -------------
   Total liabilities and stockholders' equity     $    588,852   $    714,851   $     13,395   $   (523,811)  $    793,287
                                                  =============  =============  =============  =============  =============

                                                                      Exhibit 99

                                                                                    Non-
For the period ended March 31, 2007                                Guarantor      Guarantor    Consolidating
-----------------------------------                  Parent      Subsidiaries   Subsidiaries    Adjustments   Consolidated
                                                  -------------  -------------  -------------  -------------  -------------
Net sales and service revenues                    $          -   $    264,295   $      6,144   $          -   $    270,439
                                                  -------------  -------------  -------------  -------------  -------------
Cost of services provided and goods sold                     -        185,105          3,142              -        188,247
Selling, general and administrative
 expenses                                                5,645         41,204          1,221              -         48,070
Depreciation                                               122          4,448            145              -          4,715
Amortization                                               305          1,010              -              -          1,315
Other income - net                                      (1,138)             -              -              -         (1,138)
                                                  -------------  -------------  -------------  -------------  -------------
   Total costs and expenses                              4,934        231,767          4,508              -        241,209
                                                  -------------  -------------  -------------  -------------  -------------
   Income/(loss) from operations                        (4,934)        32,528          1,636              -         29,230
Interest expense                                        (3,623)          (119)             -              -         (3,742)
Other income/(expense) - net                             5,106         (4,284)            47              -            869
                                                  -------------  -------------  -------------  -------------  -------------
   Income/(loss) before income taxes                    (3,451)        28,125          1,683              -         26,357
Income tax (provision)/ benefit                          1,351        (10,789)          (698)             -        (10,136)
Equity in net income of subsidiaries                    18,321            985              -        (19,306)             -
                                                  -------------  -------------  -------------  -------------  -------------
   Net income                                     $     16,221   $     18,321   $        985   $    (19,306)  $     16,221
                                                  =============  =============  =============  =============  =============


                                                                                    Non-
For the period ended March 31, 2006                                Guarantor      Guarantor    Consolidating
-----------------------------------                  Parent      Subsidiaries   Subsidiaries    Adjustments   Consolidated
                                                  -------------  -------------  -------------  -------------  -------------
Continuing Operations
Net sales and service revenues                    $          -   $    239,142   $      4,779   $          -   $    243,921
                                                  -------------  -------------  -------------  -------------  -------------
Cost of services provided and goods sold                     -        173,581          2,454              -        176,035
Selling, general and administrative
 expenses                                                2,549         34,820          1,085              -         38,454
Depreciation                                               136          3,855            141              -          4,132
Amortization                                               292          1,003              1              -          1,296
                                                  -------------  -------------  -------------  -------------  -------------
   Total costs and expenses                              2,977        213,259          3,681              -        219,917
                                                  -------------  -------------  -------------  -------------  -------------
   Income/(loss) from operations                        (2,977)        25,883          1,098              -         24,004
Interest expense                                        (5,141)          (184)           (20)             -         (5,345)
Loss on extinguishment of debt                            (430)             -              -              -           (430)
Other income/(expense) - net                             5,702         (4,222)            15              -          1,495
                                                  -------------  -------------  -------------  -------------  -------------
   Income/(loss) before income taxes                    (2,846)        21,477          1,093              -         19,724
Income tax (provision)/ benefit                          1,051         (8,260)          (477)             -         (7,686)
Equity in net income of subsidiaries                    14,010            616              -        (14,626)             -
                                                  -------------  -------------  -------------  -------------  -------------
   Income from continuing operations                    12,215         13,833            616        (14,626)        12,038
Discontinued Operations                                      -            177              -              -            177
                                                  -------------  -------------  -------------  -------------  -------------
   Net income                                     $     12,215   $     14,010   $        616   $    (14,626)  $     12,215
                                                  =============  =============  =============  =============  =============

                                                                      Exhibit 99

For the period ended March 31, 2007
-----------------------------------                                            Guarantor    Non-Guarantor
                                                                 Parent      Subsidiaries   Subsidiaries   Consolidated
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Operating Activities:
-------------------------------------
 Net cash provided/(used) by operating activities             $     (2,304)  $     37,437   $       (433)  $     34,700
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Investing Activities:
-------------------------------------
  Capital expenditures                                                 (68)        (5,459)          (237)        (5,764)
  Business combinations, net of cash acquired                            -            (62)             -            (62)
  Net payments from sale of discontinued operations                   (137)        (3,739)             -         (3,876)
  Proceeds from sale of property and equipment                       2,962             10              3          2,975
  Other uses - net                                                    (232)           (67)             -           (299)
                                                              -------------  -------------  -------------  -------------
      Net cash provided/ (used) by investing activities              2,525         (9,317)          (234)        (7,026)
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Financing Activities:
-------------------------------------
  Increase/(decrease) in cash overdrafts payable                       394         (2,002)             -         (1,608)
  Change in intercompany accounts                                   24,899        (26,206)         1,307              -
  Dividends paid to shareholders                                    (1,555)             -              -         (1,555)
  Purchases of treasury stock                                      (24,199)             -              -        (24,199)
  Proceeds from exercise of stock options                              130              -              -            130
  Realized excess tax benefit on share based compensation              611              -              -            611
  Repayment of long-term debt                                            -           (141)             -           (141)
  Other sources and uses - net                                           8              -            (57)           (49)
                                                              -------------  -------------  -------------  -------------
      Net cash provided/ (used) by financing activities                288        (28,349)         1,250        (26,811)
                                                              -------------  -------------  -------------  -------------
 Net increase/(decrease) in cash and cash equivalents                  509           (229)           583            863
 Cash and cash equivalents at beginning of year                     25,258         (1,314)         5,330         29,274
                                                              -------------  -------------  -------------  -------------
 Cash and cash equivalents at end of period                   $     25,767   $     (1,543)  $      5,913   $     30,137
                                                              =============  =============  =============  =============

                                                                      Exhibit 99

For the period ended March 31, 2006
-----------------------------------                                            Guarantor    Non-Guarantor
                                                                 Parent      Subsidiaries   Subsidiaries   Consolidated
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Operating Activities:
-------------------------------------
 Net cash provided/(used) by operating activities             $    (20,447)  $     52,636   $        551   $     32,740
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Investing Activities:
-------------------------------------
  Capital expenditures                                                 (51)        (3,635)          (166)        (3,852)
  Business combinations, net of cash acquired                            -           (384)             -           (384)
  Net payments from sale of discontinued operations                 (1,684)             -              -         (1,684)
  Proceeds from sale of property and equipment                          31             34              -             65
  Other uses - net                                                    (157)          (148)             -           (305)
                                                              -------------  -------------  -------------  -------------
      Net cash used by investing activities                         (1,861)        (4,133)          (166)        (6,160)
                                                              -------------  -------------  -------------  -------------
 Cash Flow from Financing Activities:
-------------------------------------
  Increase/(decrease) in cash overdrafts payable                      (226)         1,012              -            786
  Change in intercompany accounts                                   48,633        (48,680)            47              -
  Dividends paid to shareholders                                    (1,572)             -              -         (1,572)
  Purchases of treasury stock                                       (2,318)             -              -         (2,318)
  Proceeds from exercise of stock options                            2,360              -              -          2,360
  Realized excess tax benefit on share based compensation            3,289              -              -          3,289
  Net increase in revolving credit facility                         44,000              -              -         44,000
  Debt issuance costs                                                 (150)             -              -           (150)
  Repayment of long-term debt                                      (84,363)          (134)             -        (84,497)
  Other sources - net                                                   26             31              -             57
                                                              -------------  -------------  -------------  -------------
      Net cash provided/ (used) by financing activities              9,679        (47,771)            47        (38,045)
                                                              -------------  -------------  -------------  -------------
 Net increase/(decrease) in cash and cash equivalents              (12,629)           732            432        (11,465)
 Cash and cash equivalents at beginning of year                     54,871         (1,419)         3,681         57,133
                                                              -------------  -------------  -------------  -------------
 Cash and cash equivalents at end of period                   $     42,242   $       (687)  $      4,113   $     45,668
                                                              =============  =============  =============  =============

                                                                      Exhibit 99

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   Chemed Corporation
                                         ---------------------------------------
                                                     (Registrant)


 Dated:      May 2, 2007             By:            Kevin J. McNamara
        ---------------------            ---------------------------------------
                                                    Kevin J. McNamara
                                         (President and Chief Executive Officer)


 Dated:      May 2, 2007             By:            David P. Williams
        ---------------------            ---------------------------------------
                                                    David P. Williams
                                           (Vice President and Chief Financial
                                                        Officer)


 Dated:      May 2, 2007             By:            Arthur V. Tucker, Jr.
        ---------------------            ---------------------------------------
                                                    Arthur V. Tucker, Jr.
                                              (Vice President and Controller)